INDEPENDENT CONTRACTOR AGREEMENT

This consultant services agreement is made and entered into effective as of the ____ day of _________, 2004, by and between BidGive Group, LLC., whose mailing address is 3229 Wentwood Dr., Suite 200, Dallas, Texas 75225, and who is referred to in this Agreement as “BidGive” or “Client”, and _____________________________________, whose mailing address is __________________________________________________, and who, together with its individual officers, employees and personnel, if any, is referred to in this Agreement as “Consultant.”  Client and Consultant are collectively referred to in this Agreement as the “Parties.”

WHEREAS, BidGive is in the business of providing its clients and customers with marketing and advertising opportunities in conjunction with the sale of discount certificates and services through its BidGive.com website; and BidGive desires to obtain Consultant’s independent advice and sales services on a contract basis; and

WHEREAS, Consultant desires to become an independent contractor with BidGive on the terms and conditions provided herein.

NOW, THEREFORE, the parties agree as follows:

1.

Term.  This Agreement shall be for a period of one (1) year, commencing on the effective date stated above, and may be terminated by either party by giving thirty (30) days written notice to the other party.

2.

Independent Contractor Status.  BidGive and Consultant agree that Consultant shall perform its, his or her duties under this Agreement as an independent contractor.  The Consultant is not to be deemed an employee of BidGive, and Consultant shall not have or claim any right arising from employee status, including but not limited to unemployment, workers compensation, and liability claims.  Further, Consultant shall be solely responsible, at his or her own expense, for complying with all applicable laws, including but not limited to payment of all federal and state income, social security, and self-employment taxes associated with performing services as an independent contractor under this Agreement.  Consultant acknowledges and agrees that BidGive’s clients shall have no liability to pay any amounts directly to Consultant, and that BidGive and its clients shall not be liable for providing Consultant with any benefits or withholding any payroll taxes imposed on amounts earned by Consultant; and to that end, Consultant hereby expressly waives any employment rights or claims not specifically set forth in this Agreement.

3.

Adverse Rulings.  If any administrative or legal authority enters a finding holding BidGive or its clients liable for any benefits or failure to withhold taxes, Consultant agrees to immediately reimburse BidGive and its clients for the cost of all such findings, including expenses and attorneys fees; and agrees to allow BidGive to offset amounts owing to Consultant and to garnish Consultant’s wages and accounts to collect such sums.  Neither BidGive or Consultant shall have any right or authority to assume or create any obligations or to otherwise bind the other party.

4.

Performance By Consultant.  Consultant acknowledges and agrees that time is of the essence in the value of Consultant’s services to BidGive.  Consultant and its individual personnel shall perform its, his or her duties under this Agreement personally; and shall not delegate the performance of those duties to any other person(s) without first obtaining BidGive’s written consent.  Consultant has the sole discretion to determine the manner in which Consultant’s services are to be performed.  However, Consultant agrees to follow and accept guidance and instructions from BidGive and its clients, for whom the services are to be performed, in providing such services. Consultant shall provide materials used in performing the services described in this Agreement.  The services to be performed shall be marketing and advertising sales and support within the BidGive business model and processes, and Consultant represents and warrants to BidGive that Consultant has the necessary knowledge, skill, education and experience to fully perform the services required.  BidGive reserves the absolute right for any reason to decline and deny any clients and client contracts submitted by Consultant to BidGive for participation under BidGive’s business model.  All clients accepted into the BidGive programs become the property and clients of BidGive.

5.

Compensation.  Consultant shall be paid $100 of first month’s cash received on Retail and Dining program fees.  The consultant will receive 50% of the subsequent monthly program fees as paid by merchant. The consultant will receive 7% commission on add-on advertising ie:newsprint, billboard, radio, cable etc. and 7% of all dining and restaurant certificate sales.   The initial set up fee (non commissionable) for Restaurants and Dining is $50. After thirty-six (36) months as sales agent for the account, fifty percent (50%) of the net commission shall vest in the event Consultant is no longer affiliated with BidGive as a program consultant.  Bidgive will pay commissions on the 15th and 30th of each month to consultant for submitted and paid sales during the term of this Agreement.

6.

Confidentiality.  Consultant agrees that all information communicated to Consultant, including information gained by Consultant by reason of his or her association with BidGive or its clients is confidential and proprietary.  Consultant promises and agrees that Consultant shall not disclose or circulate to any other person or use for personal gain any confidential information unless specifically authorized in writing by BidGive or its clients to do so.

7.

Waiver and Surviving Sections.  Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part thereof, nor prejudice either party as regards to any subsequent action.  Notwithstanding termination and/or completion and payment of the services hereunder, Consultant shall remain obligated under those provisions of this Agreement that by their nature and effect obligate Consultant for a time period beyond termination and/or completion.

8.

Notices.  All notices to be given hereunder shall be in writing and shall be deposited in the U.S. Mail, postage pre-paid, or delivered by express courier, addressed to the applicable party at the address set forth on the first page of this Agreement or at any such address as may be requested by such party pursuant to a written notice delivered pursuant to this section.

9.

Mediation; Attorneys Fees and Expenses.  The parties hereby agree to attempt to resolve by means of mediation any disputes between them prior to pursuing action in a court of law.  In the event that any action is brought by either party hereto as a result of a breach or default in any provision of this Agreement, the prevailing party in such action shall be awarded reasonable attorneys fees and costs in addition to any other relief to which the party may be entitled.

10.

Governing Law.  The parties agree that this Agreement has been made and entered into in the State of Texas, that it shall be governed by and construed in accordance with the laws of the State of Texas, and that jurisdiction and venue of any dispute or action shall reside in Dallas County, Texas.

11.

Legal Construction and Assignment.  Should any term, warrant, covenant, condition, or provision of this Agreement be held to be invalid of unenforceable, the balance of this Agreement shall remain in full force and effect and shall stand as if the unenforceable part did not exist.  Consultant may not assign this Agreement or any rights under the Agreement without prior written consent of BidGive.

12.

Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto and supersedes and cancels all other oral or written promises or agreements between the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the date and year first set forth above.

CONSULTANT

BIDGIVE INTERNATIONAL, INC.

___________________________

_________________________________

By: ________________________

By: ______________________________

SS# or Tax ID# _______________